Exhibit 99.1

Summary of the LTPIP

Overview

Below is an overview of the LTPIP, which is intended as a summary only and is qualified in its entirety by the full text of the LTPIP attached to this proxy statement as Appendix 1.

Plan Terms	Details
Eligible Employees	Employees at Grade Level 10 and above who elect to participate in the Plan and agree to forgo a portion of their annual long-term incentive awards over the seven-year performance period
Authorized Shares	5,502,334 Shares
Award Type	Nonstatutory stock options
Exercise Price	$88.21, which is the fair market value per share of Company common stock as of August 12, 2021, the date of approval by the Compensation Committee and the Board
Term of Award	10 years
Performance Period	The performance period will commence on the date of grant and end on August 11, 2028, subject to extension for up to an additional 90 trading days under certain circumstances.

Award Vesting / Milestones

Shares underlying options granted under the LTPIP are earned based on the achievement of the performance-based requirement and/or certain operational milestones, as described below; after being earned, the shares then generally vest based on continued service with the Company following the date earned and through the end of the seven-year performance period.

Performance-Based Requirement

a.   7 tranches of stock price goals, as indicated in the table below

b.  First tranche requirement is for the Company’s common stock price per share to meet or exceed $200; each tranche thereafter requires the stock price to increase by $100, up to $800 for the last tranche

c.   A percentage of the shares underlying the option will be earned based on the stock price meeting or exceeding the corresponding stock price goal for a period of 90 consecutive trading days, as follows:

	Option Tranche	Stock Price Goal	Tranche Earning Percentage	Cumulative Earning Percentage
	Tranche 1	$200	7.5%	7.5%
	Tranche 2	$300	12.5%	20%
	Tranche 3	$400	25.0%	45%
	Tranche 4	$500	25.0%	70%
	Tranche 5	$600	20.0%	90%
	Tranche 6	$700	5.0%	95%
	Tranche 7	$800	5.0%	100%

Service-Based Requirement

a.   Shares earned under each of the 7 tranches will then vest in substantially equal monthly installments over the period of time remaining in the seven-year performance period, on the first day of each complete calendar month following the date on which the applicable stock price goal was attained

Operational Milestones

a.   A percentage of the shares underlying the option also may be earned based on attainment of certain operational milestones.

•  Three of the operational milestones require approval by the U.S. Food and Drug Administration of a Biologics License Application in respect of a first, second, and third major indication (RVO, DME and/or wAMD).

•  An additional operational milestone requires the Company to generate sales of at least $2.5 billion in a completed fiscal year.

The maximum percentage of shares that can be earned based on the attainment of the operational milestones is as follows:

	Operational Milestone	Operational Milestone Earning Percentage
	First BLA Approval	15%
	Second BLA Approval	5%
	Third BLA Approval	5%
	Sales > $2.5 billion in a Fiscal Year	10%

b.  Shares earned upon achievement of an operational milestone then vest in substantially equal monthly installments over the period of time remaining in the seven-year performance period, on the first day of each complete calendar month following the date on which the applicable milestone was achieved

c.   The shares earned upon attainment of an operational milestone is inclusive of, and not in addition to, any portion of the shares that are earned based on attainment of the performance-based requirement

Employment Requirement for Continued Vesting	Except in the case of retirement, vesting eligibility is contingent upon continued employment through each applicable vesting date

Termination of Employment

a.   For Cause or upon Voluntary Resignation (other than for Good Reason): No acceleration of vesting; i.e. unearned and unvested portion of award terminates and is forfeited without consideration

b.  Without Cause or for Good Reason: Acceleration of vesting as to a pro-rata portion of the Option that has been earned as of the date of termination, based on a fraction, the numerator of which is the number of completed months of employment with the Company between the grant date and the date of such termination, and the denominator of which is eighty four (84)

c.   Retirement: Earned but unvested portion of the award continues to vest according to the service-based requirement

d.  Death or Severe Disability: Acceleration of vesting

Change in Control

Achievement of performance-based requirement is determined based on the per share consideration received by the Company’s stockholders in any change in control transaction meeting or exceeding the applicable corresponding stock price goal, with pro-rata vesting between stock price goals based on linear interpolation

Up to 35% of the shares underlying the option subject to the operational milestones remains eligible to be earned.

Material Terms of the LTPIP

Eligible Employees

Eligible employees include employees at Grade Level 10 and above who elect to participate in the LTPIP and agree to forgo a portion of each annual long term incentive award that may be granted to the employee during the seven-year performance period under the LTPIP.

Employees below Grade Level 10 who agree to forgo a portion of each annual long term incentive award that may be granted during the LTPIP’s seven-year performance period are eligible to receive awards granted under the 2018 Plan with terms and conditions substantially similar to the awards granted under the LTPIP.

As of August 12, 2021, there were 13 employees who were eligible to participate in the LTPIP, and 49 additional employees who were eligible to participate in the broader long-term performance incentive program and receive similar performance-based options under the 2018 Plan.

In addition, newly-hired employees will be eligible to receive awards under the 2018 Plan containing terms and conditions substantially similar to the awards granted under the LTPIP. Awards granted to new hires will be pro-rated based on (1) the remaining portion of the seven-year performance period as of the date of grant and (2) the performance-based milestones and operational milestones that have not yet been achieved as of such date.

Authorized Shares

We have reserved a total of 5,502,334 shares of our common stock for issuance pursuant to the LTPIP. The shares may be authorized, but unissued, or reacquired shares of common stock.

Exercising an award in any manner will decrease the number of shares thereafter available, both for purposes of the LTPIP and for sale under the award, by the number of shares as to which the award is exercised. The expiration of all or a portion of an award, without exercise, will also decrease the number of shares thereafter available under the LTPIP, by the number of shares underlying the portion of the award that expired.

Award Type

Each award granted under the LTPIP will be a nonstatutory stock option.

Exercise Price

The per share exercise price of each award granted under the LTPIP will be equal to the fair market value per share of Company common stock on the date of the grant.

As of August 12, 2021, the price per share of Company common stock was $88.21.

Award Vesting/Milestones

Shares underlying options granted under the LTPIP will be earned, vest and become exercisable based on the attainment of a performance-based requirement and service-based requirement. Awards may also be earned based on the attainment of certain operational milestones.

The performance-based requirement consists of seven tranches of stock price goals. The first tranche requires the Company common stock price per share to meet or exceed $200, with each tranche thereafter requiring a $100 incremental increase up to $800 for the last tranche. A percentage of the shares underlying the option will be earned based on the stock price meeting or exceeding the corresponding stock price goal for a period of 90 consecutive trading days during the seven-year performance period.

Up to 35% of the shares underlying an option may also be earned based on the Company’s achievement of certain operational milestones during the seven-year performance period. A participant may earn up to 25% of their award based on approval by the U.S. Food and Drug Administration of a Biologics License Application in respect of a first, second, and third major indication (RVO, DME and/or wAMD). A participant may earn up to ten percent of his or her award based on attainment of sales of at least $2.5 billion in a completed fiscal year.

The portion of the award that may be earned based on attainment of an operational milestone is inclusive of, and not in addition to, any portion of the award that may be earned based on the attainment of the performance-based requirement. Therefore, to the extent a portion of the award is earned based on the attainment of an operational milestone, the subsequent tranche(s) of the award that is eligible to be earned based on the performance-based requirement will be reduced by the excess, if any, of the number of shares earned over the cumulative earning percentage provided for in the performance-based requirement.

Shares earned based on attainment of the performance-based requirement, or upon achieving an operational milestone, are subject to additional time-based vesting and will vest in substantially equal monthly installments over the period of time remaining in the seven-year performance period, on the first day of each complete calendar month following the date on which the applicable stock price goal, or operational milestone, was attained.

Termination of Employment

Subject to certain exceptions as described below, awards granted under the LTPIP vest only if the participant is employed with the Company through each applicable vesting date.

If the participant’s employment is terminated by us for cause, or the participant voluntarily resigns (without good reason), the participant’s unvested portion of the award immediately terminates and is forfeited without consideration. If the participant’s employment is terminated by us without cause, or by the participant with good reason, subject to the participant’s timely execution and delivery of a release and waiver of claims agreement, a pro-rata portion of the participant’s award that has been earned as of the date of termination, based on a fraction the numerator of which is the number of completed months of employment with the Company between the grant date and the date of such termination and the denominator of which is 84, will immediately vest and become exercisable effective as of the date the release becomes effective. If participant’s employment is terminated due to the participant’s retirement, the portion of the participant’s award that has been earned as of the date of such termination will continue to vest in accordance with the service-based requirement as if such termination had not occurred. If the participant’s employment is terminated due to the participant’s death or severe disability, the portion of the award that has been earned as of the date of such termination will immediately vest and become exercisable as of the date of such termination.

Term of Award / Post-Termination of Employment Exercise Period

The term of the award is ten years from the date of the grant, unless the participant’s employment terminates prior to that date. After the termination of service of a participant due to the participant’s death, or if the participant dies within three months following termination of their employment, the participant’s estate, or a person who acquired the right to exercise the option by bequest or inheritance, may exercise the option within nine months following the date of death or, if earlier, the date the participant’s employment terminated. After the termination of service of a participant as a result of the participant’s severe disability, the option will remain exercisable for six months following the date of termination. After termination of service of a participant due to the participant’s retirement, the option may be exercised any time prior to the first anniversary of the end of the seven-year performance period. In all other cases, the option will remain exercisable for three months following the date of termination. An option may not be exercised later than the expiration of its term.

Change in Control

The LTPIP provides that in the event of a merger or change in control, as defined under the LTPIP’s Stock Option Agreement, each outstanding award will be earned as to an applicable percentage of the award based on the per share consideration received by the Company’s stockholders in such change in control transaction meeting or exceeding the corresponding stock price goal, in accordance with the performance-based vesting requirement, with pro-rata vesting between stock price goals. To the extent less than 35% of the award has vested upon a change in control based on the performance-based requirement, then the award remains eligible to be earned based on the attainment of the operational milestones. The earned award then vests and becomes exercisable in accordance with the service-based requirement; provided, however, that, subject to the participant’s timely execution and delivery of a release and waiver of claims agreement, if (1) on the date 24 months immediately following a change in control, the participant is providing services to the acquiring company as either an employee or a consultant or (2) within 24 months following a change in control, the participant’s employment is terminated without cause, or by the participant for good reason, then in either case, 100% of the portion of the award that has been earned but remains unvested based on the service-based requirement will vest and become exercisable in full, effective as of the date the release becomes effective.

In addition, in the event that a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest and the participant will have the right to exercise the portion of the award that has been earned as of the date of such change in control. If an award is not assumed or substituted, the administrator will notify the participant in writing or electronically that such award will be exercisable for a period of time determined by the administrator in its sole discretion and the award will terminate upon the expiration of such period.

Exercise Methods/Requirements

The Administrator will determine the methods of payment of the exercise price of an award, which may include, cash, check, consideration received by the Company under a formal cashless exercise program, or, if the participant is a U.S. employee, surrender of other shares which have a fair market value on the date of surrender equal to the aggregate exercise price of the shares for which the award is exercised.

New Plan Benefits

Name and Position	Number of Shares Underlying Options	Preliminary Aggregate Fair Value Estimate of Options(1)	Election%
Victor Perlroth, M.D
Chief Executive Officer and Chairman of the Board	2,177,334	$76,891,850	75%
John A. Borgeson
Senior Vice President and Chief Financial Officer	500,000	17,657,339	50%
Jason Ehrlich, M.D., Ph.D.
Chief Medical Officer and Chief Development Officer	500,000	17,657,339	50%
Named Executive Officers as a group	3,177,334
Employees Grade Level 10 and up to Executive Officers	2,325,000
All participants under LTPIP	5,502,334
Employees below Grade Level 10 under 2018 Plan (2)	1,970,625

(1)

Pursuant to FASB Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”), the grant date fair value determines the compensation expense for equity awards to be recognized over the required service period. The grant date for accounting purposes will be on the date that the LTPIP is approved by our stockholders. The grant date fair value cannot be calculated until such date.

For illustrative purposes, the preliminary aggregate fair value estimate has been calculated in accordance with ASC Topic 718 assuming the grant date for accounting purposes to be on the date that the LTPIP was approved by the Board. The assumptions as of the date of grant by the Board used in the Monte Carlo option pricing model to calculate the preliminary estimate of the options are set forth below:

Risk-free interest rate	1.36%
Expected volatility	60.66%
Dividend yield	0.00%

The risk-free interest rate is based on the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equivalent to the ten-year contractual term of the options.

The expected term assumes that the exercise will occur at the midpoint between the date the stock options vest and the end of the full ten-year contractual term.

The expected volatility is derived from the historical volatility of our common stock and supplemented by the average historical volatility of the common stock of a peer group of publicly traded companies to determine a single volatility over a period equivalent to the ten-year contractual term of the options.

The dividend yield is 0.00% because we do not currently issue dividends.

These assumptions may not be representative of the assumptions that would apply at the time the LTPIP is approved by stockholders and calculated under ASC Topic 718. An increase in the assumptions for stock price, expected volatility and/or risk-free interest rate (assuming all other assumptions remain constant) will generally result in a higher value than the preliminary aggregate fair value estimate of the options reported in this table. A decrease in the assumed values for stock price, expected term, expected volatility and/or risk-free interest rate (assuming all other assumptions remain constant) will generally result in a lower value than the preliminary aggregate fair value estimate of the options reported in this table.

The preliminary aggregate fair value estimate does not necessarily reflect the actual value of the options received if any one or more tranche vested because the calculation depends significantly on unknown variables

ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an employee is required to render service in exchange for the option or other award. Accordingly, the LTPIP would result in the recognition of additional stock-based compensation expense over the period over which the options are expected to vest as determined by the Administrator pursuant to ASC Topic 718.

(2)

Non-Executive Officer Employees of the Company who are below Grade Level 10 are eligible to receive awards (“Non-LTPIP Awards”) containing substantially similar terms and conditions as the awards granted to employees at Grade Level 10 and above under the LTPIP. However, the Non-LTPIP Awards would be granted pursuant to the 2018 Plan and not pursuant to the LTPIP. Nonetheless, the Non-LTPIP Awards to be made under the 2018 Plan are contingent on approval of the LTPIP by the Company’s stockholders. To the extent that the LTPIP is not approved by the Company’s stockholders, the Non-LTPIP Awards would be forfeited and each applicable employee would receive 100% of the employee’s annual long-term equity incentive award for fiscal year 2021.